UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by registrant, on June 4, 2008 (the “Petition Date”), registrant and its wholly owned subsidiary, Northern Power Systems, Inc. (“Northern”) each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (jointly administered under Case No. 08-11101 (KG)). Additionally, on the Petition Date, registrant and Northern filed a motion seeking Bankruptcy Court approval of a Secured Debtor-in-Possession Loan Agreement (the “Loan Agreement”) with Perseus Partners VII, L.P. (“Perseus”). On June 24, 2008, the registrant and Northern, together with their respective subsidiaries, and Perseus executed the Loan Agreement. Pursuant to the Loan Agreement, Perseus has committed to provide financing in an aggregate principal amount not to exceed $2.0 million to assist the registrant and its subsidiary, Northern, in meeting their working capital requirements during the pendency of their bankruptcy cases. Each of the registrant’s and Northern’s respective subsidiaries have guaranteed and pledged their assets to secure this debt facility (the “DIP Facility”). The DIP Facility bears interest at 16.5% per annum and is secured by liens senior in priority to all other liens (other than certain prepetition liens) on all of the assets of the registrant and Northern and all of their respective subsidiaries. The DIP Facility is scheduled to mature on August 15, 2008, but is subject to acceleration upon default, as defined in the Loan Agreement. The registrant and Northern will use cash flow from operations and the DIP Facility to provide working capital in accordance with the terms set forth in a budget agreed on by the registrant, Northern and Perseus. Perseus is the registrant’s current senior secured lender under the terms of the Securities Purchase Agreement, dated May 10, 2007 and amended on March 13, 2008 (the “Securities Purchase Agreement”), between the registrant and Perseus. The registrant has issued senior secured convertible promissory notes to Perseus (the “Perseus Notes”) under the terms of the Securities Purchase Agreement. As of June 30, 2008, principal and accumulated interest due and payable under the Perseus Notes and other amounts due and payable under the Securities Purchase Agreement were at least $18.5 million. The Loan Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full agreement filed as Exhibit 10.1.

On June 9, 2008, the Bankruptcy Court granted interim approval of the DIP Facility and on June 27, 2008, the Bankruptcy Court granted a final order approving the DIP Facility and authorizing the Debtors’ performance thereunder and under related loan documents (the “Final Order”). The Final Order is publicly available and may be accessed on the Internet at http://pacer.psc.uscourts.gov or http://chapter11.epiqsystems.com/desc.

In connection with the Loan Agreement, on June 24, 2008 the registrant and its subsidiaries also entered into a Postpetition Security and Pledge Agreement (the “Security Agreement”), granting Perseus a security interest in all of the assets and properties of the registrant and its subsidiaries. The Security Agreement is filed as Exhibit 10.2 hereto. The foregoing description of the Security Agreement is qualified in its entirety by reference to the full agreement filed as Exhibit 10.2.

Pursuant to the terms of the Loan Agreement, on June 24, 2008 the registrant and its Northern Power Systems, Inc. subsidiary executed a Secured Promissory Note (the “Note”) in favor of Perseus. The principal amount of the Note is not to exceed $2,000,000 and is initially $500,000, representing the initial disbursement under the DIP Facility. The Note bears interest at a rate of 16.5% per year. The Note is filed as Exhibit 10.3 hereto. The foregoing description of the Note is qualified in its entirety by reference to the full Note filed as Exhibit 10.3.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 regarding the Loan Agreement, security agreement and note is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Secured Debtor-in-Possession Loan Agreement by and among Distributed Energy Systems Corp. and Northern Power Systems, Inc. as Borrowers, Proton Energy Systems, Inc., Technology Drive, LLC, Northern Power Systems Commercial Condominium Owners Association, DESC WTE Energy LLC and NP Canada Inc. as Guarantors and Perseus Partners VII, L.P. as Lender, dated as of June 24, 2008.

10.2	Postpetition Security and Pledge Agreement by and among Distributed Energy Systems Corp. and Northern Power Systems, Inc. as Borrowers, Proton Energy Systems, Inc., Technology Drive, LLC, Northern Power Systems Commercial Condominium Owners Association, DESC WTE Energy LLC and NP Canada Inc. as Guarantors and Perseus Partners VII, L.P. as Secured Party and Collateral Agent, dated as of June 24, 2008.

10.3	Secured Promissory Note of Distributed Energy Systems Corp. and Northern Power Systems, Inc. in favor of Perseus Partners VII, L.P., dated as of June 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: June 30, 2008	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Secured Debtor-in-Possession Loan Agreement by and among Distributed Energy Systems Corp. and Northern Power Systems, Inc. as Borrowers, Proton Energy Systems, Inc., Technology Drive, LLC, Northern Power Systems Commercial Condominium Owners Association, DESC WTE Energy LLC and NP Canada Inc. as Guarantors and Perseus Partners VII, L.P. as Lender, dated as of June 24, 2008.

10.2	Postpetition Security and Pledge Agreement by and among Distributed Energy Systems Corp. and Northern Power Systems, Inc. as Borrowers, Proton Energy Systems, Inc., Technology Drive, LLC, Northern Power Systems Commercial Condominium Owners Association, DESC WTE Energy LLC and NP Canada Inc. as Guarantors and Perseus Partners VII, L.P. as Secured Party and Collateral Agent, dated as of June 24, 2008.

10.3	Secured Promissory Note of Distributed Energy Systems Corp. and Northern Power Systems, Inc. in favor of Perseus Partners VII, L.P., dated as of June 24, 2008.